Exhibit 99.1

Natural Grocers by Vitamin Cottage Reports

Preliminary Second Quarter Fiscal 2016 Results

Company Revises Fiscal 2016 Outlook

Lakewood, Colo., April 20, 2016 /PRNewswire/ -- Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today reported preliminary unaudited results for its second fiscal quarter and six months ended March 31, 2016.

Preliminary Unaudited Financial Results

For the second quarter of fiscal 2016, Natural Grocers by Vitamin Cottage, Inc. (together with its subsidiaries, the “Company”) expects net sales in the range of $176.5 million to $178.0 million, an increase of approximately 11.9% to 12.8% from net sales of $157.7 million in the same period in fiscal 2015. Daily average comparable store sales are expected to increase by approximately 1.0% in the second quarter of fiscal 2016.

Net sales for the six months ended March 31, 2016 are anticipated to be in the range of $344.5 million to $346.0 million, an increase of approximately 13.5% to 14.0% from net sales of $303.6 million in the first half of fiscal 2015. Daily average comparable store sales are expected to increase by approximately 2.3% in the six months ended March 31, 2016.

For the second quarter of fiscal 2016, the Company anticipates net income to be in the range of $3.4 million to $3.6 million, a decrease of approximately 33.4% to 37.1% from net income of $5.4 million in the same period in fiscal 2015. The Company expects diluted earnings per share in the range of $0.15 to $0.16 for the second quarter of fiscal 2016, compared to diluted earnings per share of $0.24 for the same period in fiscal 2015.

Net income for the six months ended March 31, 2016 is anticipated to be in the range of $7.2 million to $7.4 million, a decrease of approximately 17.5% to 19.7% from net income of $9.0 million in the first half of fiscal 2015. The Company expects diluted earnings per share in the range of $0.32 to $0.33 for the six months ended March 31, 2016, compared to diluted earnings per share of $0.40 for the first half of fiscal 2015.

As of March 31, 2016, the Company expects cash and cash equivalents to equal $5.6 million, with $20.4 million available for borrowing under its $30.0 million credit facility.

EBITDA for the second quarter of fiscal 2016 is expected to be in the range of $12.4 million to $12.7 million, a decrease of approximately 12.6% to 14.7% from EBITDA of $14.5 million in the same period in fiscal 2015. For the six months ended March 31, 2016, the Company expects EBITDA to be in the range of $25.1 million to $25.4 million, a decrease of approximately 2.1% to 3.3% from EBITDA of $26.0 million for the first half of fiscal 2015.

“We expect our second quarter sales results will reflect the evolving and competitive natural and organic food retailing environment,” said Kemper Isely, the Company’s Co-President. “To a lesser extent, we anticipate second quarter sales will be impacted by economic pressures in several of the markets we serve due to continuing low oil and gas prices and internally generated competition as a result of our opening of new stores in existing markets. Further, adverse weather in Colorado affected the key Easter holiday selling period. In addition, we were unable to quickly adjust expense levels to the moderated sales trends, resulting in pressure on store-level margins.”

The Company expects to release its full results for its second fiscal quarter and six months ended March 31, 2016 after the market closes on May 5, 2016.

The Company does not plan to release preliminary financial information on an ongoing basis. The financial information presented above is preliminary and based upon information available as of the date of this release. As of the date of this release, the Company has not completed the financial reporting process and review for its second fiscal quarter and six months ended March 31, 2016. During the course of that process, the Company may identify items that would require it to make adjustments, some of which may be material, to the preliminary financial information presented above.

Revised Fiscal 2016 Outlook

Based on the Company’s performance to date in fiscal 2016 and the current outlook for the remainder of this fiscal year, the Company is revising its previous financial outlook for fiscal 2016, which was provided on November 19, 2015 and updated on January 28, 2016. For fiscal 2016, the Company now expects:

Revised Fiscal 2016 Outlook
Number of new stores	23
Number of relocations	4
Number of remodels	2
Daily average comparable store sales growth	0% to 1.5%
EBITDA as a percent of sales	6.7% to 7.0%
Net income as a percent of sales	1.6% to 1.8%
Diluted earnings per share	$0.50 to $0.56

Conference Call

The Company will host a conference call today at 2:45 p.m. Mountain Time (4:45 p.m. Eastern Time) to discuss the above-described preliminary unaudited financial results and the Company’s updated fiscal 2016 outlook. The dial-in number is 1-888-347-6606 (US); 1-855-669-9657 (Canada); or 1-412-902-4289 (International). The conference ID is “Natural Grocers by Vitamin Cottage.” Please dial in at least five minutes before the start of the conference call.

An audio recording of the conference call will be archived for a minimum of 30 days on the Company's website at http://investors.naturalgrocers.com/.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is a rapidly expanding specialty retailer of natural and organic groceries and dietary supplements whose products must meet strict quality guidelines. The grocery products sold by Natural Grocers may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 112 stores in 19 states.

Visit www.NaturalGrocers.com for more information and store locations. Follow Natural Grocers on Facebook at www.Facebook.com/NaturalGrocers. Follow Natural Grocers on Twitter at www.Twitter.com/NaturalGrocers.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. These include the anticipated financial results and outlook provided above. Actual results could differ materially from those described in the forward-looking statements because of factors such as changes in the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, the economy, future operations, margins, profitability, capital expenditures, liquidity and capital resources, other financial and operating information and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the Company’s subsequent Quarterly Reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update any forward-looking statements.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the Company’s subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company’s website at http://Investors.NaturalGrocers.com.

Non-GAAP Financial Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release preliminary non-GAAP financial measures for EBITDA for the three and six months ended March 31, 2016. The Company defines EBITDA as net income before interest expense, provision for income tax and depreciation and amortization.

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of stores on a consistent basis, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility and is one of the factors upon which funding of the Company’s incentive compensation plan is based.

Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

The Company’s competitors may define EBITDA differently, and as a result, the Company’s measure of EBITDA may not be directly comparable to EBITDA of other companies. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

EBITDA is a supplemental measure of operating performance that does not represent, and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA has limitations as an analytical tool, and should not be considered in isolation or as an alternative to, or substitute for, analysis of the Company’s results as reported under GAAP. EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

The following table reconciles preliminary unaudited net income to EBITDA (dollars in millions):

	Three months ended			Growth (decrease) percentage
	March 31, 2016		March 31, 2015
	Low range	High range	(Actual)	Low range	High range
Net income	$3.4	3.6	5.4	(37.1)%	(33.4)
Interest expense; Provision for income taxes; and Depreciation and amortization	9.0	9.1	9.1	(1.4)	(0.3)
EBITDA	$12.4	12.7	14.5	(14.7)%	(12.6)

	Six months ended			Growth (decrease) percentage
	March 31, 2016		March 31, 2015
	Low range	High range	(Actual)	Low range	High range
Net income	$7.2	7.4	9.0	(19.7)%	(17.5)
Interest expense; Provision for income taxes; and Depreciation and amortization	17.9	18.0	17.0	5.4	6.0
EBITDA	$25.1	25.4	26.0	(3.3)%	(2.1)

Investor Contacts

Ashley MacLeod, Director of Finance and Investor Relations; 303-986-4600; amacleod@naturalgrocers.com.

Scott Van Winkle, ICR, Managing Director; 617-956-6736; scott.vanwinkle@icrinc.com.

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